Exhibit 99.1
Contacts:

Investors:	Michael M. Nuzzo, CFO
(412) 288-2029

Media:	Greg Miller
(212) 537-5177, x1
gmiller@marketcompr.com
General Nutrition Centers, Inc. Reports
Third Quarter 2009 Results
PITTSBURGH, November 5, 2009 /PRNewswire/ — General Nutrition Centers, Inc. (“GNC” or the “Company”), a leading global specialty retailer of nutritional products, today reported its financial results for the quarter ended September 30, 2009.
General Nutrition Centers, Inc. is an indirect wholly owned subsidiary of GNC Parent LLC, which was acquired by affiliates of Ares Management LLC and Ontario Teachers’ Pension Plan Board through a merger on March 16, 2007.
For the third quarter of 2009, the Company reported consolidated revenues of $430.8 million, an increase of 4.0% over the consolidated revenues of $414.2 million for the same quarter of 2008. Revenue increased in the Company’s Retail and Manufacturing/Wholesale segments by 4.4% and 7.6% respectively, and was flat in the Franchise segment. Same store sales improved 4.3% in the domestic retail business (including e-commerce sales) and represents the 17th consecutive quarter of positive same store sales.
For the third quarter of 2009, the Company reported earnings before income taxes, depreciation and amortization (“EBITDA”) of $59.0 million compared to $54.3 million for the same quarter of 2008, an increase of 8.7% or $4.7 million. Included as part of compensation expense in each of the third quarters of 2009 and 2008 was $0.7 million of non-cash stock-based compensation expense. Excluding this non-cash expense, Adjusted EBITDA for the third quarter of 2009 was $59.7 million, a $4.7 million, or 8.6%, increase over the Adjusted EBITDA of $55.0 million in the same quarter of 2008. Adjusted EBITDA was 13.9% as a percentage of revenue in the third quarter of 2009, compared to 13.3% in the third quarter of 2008.

For the third quarter of 2009, the Company reported net income of $19.5 million, a $3.2 million, or 19.7%, increase over net income of $16.3 million for the same quarter of 2008. Net income, as a percentage of revenue, was 4.5% in the third quarter of 2009 as compared to 3.9% in the third quarter of 2008.
For the third quarter of 2009, the Company generated net cash from operations of $21.5 million, incurred capital expenditures of approximately $9.1 million, paid a cash dividend to its parent of approximately $13.6 million, and paid approximately $0.4 million in principal on outstanding debt. At September 30, 2009, the ending cash balance for the Company was $64.6 million. In the quarter, the Company opened 4 new domestic Company-owned stores, 2 new Company-owned stores in Canada, 33 net new international franchise locations and 59 new franchise store-within-a-store Rite Aid locations.
Joe Fortunato, Chief Executive Officer, said, “We are pleased with our third quarter performance, particularly in the Retail segment where we generated solid revenue and profit growth. Clearly, the GNC brand continues to strengthen, driven by our new, innovative and highly valued proprietary products, effective marketing, and a significantly improved customer shopping experience.”
For the first nine months of 2009, the Company reported consolidated revenues of $1,303.1 million, an increase of $38.1 million, or 3.0%, over the consolidated revenues of $1,265.0 million for the first nine months of 2008. Revenue increased in each of the Company’s business segments; retail by 3.0%, franchise by 1.8%, and manufacturing / wholesale by 5.0%. Same store sales improved by 3.3% in the domestic retail business (including e-commerce sales).
For the first nine months of 2009, the Company reported EBITDA of $178.0 million compared to $166.4 million for the same period in 2008, an increase of $11.6 million. Included as part of compensation expense in the first nine months of 2009 and 2008 was $2.1 million and $2.2 million, respectively, of non-cash stock-based compensation expense. Excluding this non-cash expense, Adjusted EBITDA was $180.1 million for the first nine months of 2009, an $11.5 million, or 6.8%, increase over the Adjusted EBITDA of $168.6 million for the first nine months of 2008. Adjusted EBITDA improved to 13.8% as a percentage of revenue in the first nine months of 2009 compared to 13.3% in the first nine months of 2008.
For the first nine months of 2009, the Company reported net income of $56.9 million; a $10.2 million, or 22.0%, increase over the net income of $46.7 million for the same period in 2008. Net income, as a percentage of revenue, was 4.4% in the first nine months of 2009 compared to 3.7% in the same period in 2008.

For the first nine months of 2009, the Company generated net cash from operations of $77.8 million, incurred capital expenditures of $20.4 million, and paid approximately $20.0 million in principal on outstanding debt.
For the first nine months of 2009, the Company opened 18 new domestic Company-owned stores, 9 new Company-owned stores in Canada, 67 net new international franchise locations and 122 new franchise store-within-a-store Rite Aid locations.
EBITDA and adjusted EBITDA are non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G. Management has included this information because it believes it represents a more effective means by which to measure the Company’s operating performance. This press release contains a reconciliation of the non-GAAP measure to the financial measure calculated and presented in accordance with GAAP which is most directly comparable to the applicable non-GAAP financial measure.
GNC, headquartered in Pittsburgh, Pa., is the a leading global specialty retailer of nutritional products including vitamin, mineral, herbal and other specialty supplements and sports nutrition, diet and energy products. As of September 30, 2009, GNC has more than 6,700 locations, of which more than 5,300 retail locations were in the United States (including 919 franchise and 1,814 Rite Aid franchise store-within-a-store locations) and franchise operations in 47 international markets. The Company — which is dedicated to helping consumers Live Well — also offers products and product information online at www.gnc.com.
GNC has scheduled a conference call and webcast to report its third quarter 2009 financial results on Thursday, November 5, 2009 at 11:00 am EST. To listen to this call dial 1-866-468-1032 inside the U.S. and 1-832-445-1665 outside the U.S. The conference identification number for all callers is 38536415. A webcast of the call will also be available through the “About GNC” link on www.gnc.com.
This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct. GNC undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include, among others:
•	uncertainty of continuing weakening of the economy and its impact on the Company and its partners;

•	significant competition in GNC’s industry;

•	unfavorable publicity or consumer perception of the Company’s products;

•	the incurrence of material products liability and product recall costs;

•	costs of compliance and the Company’s failure to comply with governmental regulations;

•	costs of litigation and the failure to successfully defend lawsuits and other claims against the Company;

•	the failure of the Company’s franchisees to conduct their operations profitably and limitations on its ability to terminate or replace under-performing franchisees;

•	economic, political and other risks associated with the Company’s international operations;

•	the Company’s failure to keep pace with the demands of its customers for new products and services;

•	the lack of long-term experience with human consumption of some of the Company’s products with innovative ingredients;

•	disruptions in the Company’s manufacturing system or losses of manufacturing certifications;

•	increases in the frequency and severity of insurance claims, particularly for claims for which the Company is self-insured;

•	loss or retirement of key members of management;

•	increases in the cost of borrowings and unavailability of additional debt or equity capital;

•	the impact of the Company’s substantial indebtedness on its operating income and ability to grow;

•	the failure to adequately protect or enforce the Company’s intellectual property rights against competitors;

•	changes in applicable laws relating to the Company’s franchise operations; and

•	the Company’s inability to expand its franchise operations to attract new franchisees.

Results of Operations
(Dollars in millions and percentages expressed as a percentage of total net revenues)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2009		2008		2009		2008
Revenues:
Retail	$312.0	72.4%	$298.8	72.1%	$962.6	73.9%	$934.6	73.9%
Franchise	67.3	15.6%	67.5	16.3%	201.0	15.4%	197.5	15.6%
Manufacturing / Wholesale	51.5	12.0%	47.9	11.6%	139.5	10.7%	132.9	10.5%

Total net revenues	430.8	100.0%	414.2	100.0%	1,303.1	100.0%	1,265.0	100.0%

Operating expenses:
Cost of sales, including warehousing, distribution and occupancy costs.	282.6	65.6%	270.0	65.2%	849.2	65.2%	823.1	65.1%
Compensation and related benefits.	65.5	15.2%	63.3	15.3%	196.3	15.1%	187.8	14.8%
Advertising and promotion	11.0	2.6%	13.6	3.3%	40.2	3.1%	45.4	3.6%
Other selling, general and administrative expenses.	22.0	5.1%	21.1	5.1%	66.7	5.1%	65.2	5.1%
Amortization expense	2.3	0.5%	2.6	0.6%	7.3	0.5%	8.3	0.7%
Foreign currency (gain) loss	—	0.0%	0.1	0.0%	—	0.0%	0.2	0.0%

Total operating expenses	383.4	89.0%	370.7	89.5%	1,159.7	89.0%	1,130.0	89.3%

Operating income:
Retail	37.3	8.7%	32.6	7.9%	123.3	9.5%	111.6	8.8%
Franchise	22.5	5.2%	22.6	5.4%	61.2	4.7%	61.1	4.9%
Manufacturing / Wholesale	18.9	4.4%	18.9	4.6%	54.1	4.1%	52.0	4.1%
Unallocated corporate and other costs:
Warehousing and distribution costs	(13.5)	-3.2%	(13.5)	-3.3%	(40.5)	-3.1%	(41.1)	-3.3%
Corporate costs	(17.8)	-4.1%	(17.1)	-4.1%	(54.7)	-4.2%	(48.6)	-3.8%

Subtotal unallocated corporate and other costs, net	(31.3)	-7.3%	(30.6)	-7.4%	(95.2)	-7.3%	(89.7)	-7.1%

Total operating income.	47.4	11.0%	43.5	10.5%	143.4	11.0%	135.0	10.7%

Interest expense, net	16.9		19.7		53.0		62.2

Income before income taxes	30.5		23.8		90.4		72.8

Income tax expense	11.0		7.5		33.5		26.1

Net income	$19.5		$16.3		$56.9		$46.7

     Note: The numbers in the above table have been rounded to millions. All calculations related to the Results of Operations for the year-over-year comparisons were derived from unrounded data and could occasionally differ immaterially if you were to use the table above for these calculations.
We define EBITDA as net income (loss) before interest expense (net), income tax expense, depreciation and amortization. Management uses EBITDA as a tool to measure operating performance of the business. We use EBITDA as one criterion for evaluating our performance relative to our competitors and also as a measurement for the calculation of management incentive compensation. Although we primarily view EBITDA as an operating performance measure, we also consider it to be a useful analytical tool for measuring our liquidity, our leverage capacity, and our ability to service our debt and generate cash for other purposes.
We also use EBITDA as defined in our 2007 Senior Credit Facility, and the indentures governing our Senior Toggle Notes and 10.75% Senior Subordinated Notes to determine compliance with the terms of the facility and the notes. The reconciliation of EBITDA as presented below is different than that used for purposes of the covenants under the indentures governing the Senior Toggle Notes and 10.75% Senior Subordinated Notes and it is also different than that used in our 2007 Senior Credit Facility. Historically, we have highlighted our use of EBITDA as a liquidity measure and for related purposes because of our focus on the holders of our debt. At the same time, however, management has also internally used EBITDA as a performance measure. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measures derived in accordance with GAAP, or as an alternative to GAAP cash flow from operating activities, as a measure of our profitability or liquidity.
Adjusted EBITDA is presented as additional information, as management also uses Adjusted EBITDA to evaluate the operating performance of the business and as a measurement for the calculation of management incentive compensation. Adjusted EBITDA is defined as EBITDA further adjusted for non-cash stock compensation. Management believes that EBITDA and Adjusted EBITDA are commonly used by securities analysts, lenders, and others; however, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies, limiting their usefulness as comparative measures.
Some of the limitations of EBITDA and Adjusted EBITDA are as follows:
•	EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect interest expense or the cash requirement necessary to service interest or principal payments on our debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	EBITDA and Adjusted EBITDA reflect the impact of earnings on income resulting from matters we consider not to be indicative of our ongoing operations, certain of which income we eliminated in our computation of EBITDA and Adjusted EBITDA.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only for supplemental purposes.
For the nine months ended September 30, 2009 and September 30, 2008, the following table presents EBITDA reconciled to our cash from operations for such periods and Adjusted EBITDA reconciled to EBITDA for such periods.
NET INCREASE (DECREASE) IN CASH RECONCILIATION TO EBITDA AND ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net (decrease) increase in cash	$(2.2)	$(16.0)	$22.2	$11.1

Less: Net cash used in investing activities	(9.8)	(24.7)	(22.0)	(45.9)
Net cash used in financing activities	(14.1)	(2.1)	(33.9)	(6.8)
Effect of exchange rate on cash	0.2	(0.2)	0.3	—

Net cash provided by operating activities	$21.5	$11.0	$77.8	$63.8

Adjustments:
Cash paid for interest.	23.5	26.5	59.2	69.4
Cash paid for taxes	0.9	3.1	13.9	9.5
Increase in accounts receivable	6.9	4.0	8.9	2.7
(Decrease) increase in inventory	(10.2)	24.9	11.0	33.4
Decrease (increase) in accounts payable	16.2	(17.4)	21.0	(20.2)
Decrease in other assets.	(2.0)	(0.4)	(7.4)	(1.9)
Decrease (increase) in other liabilities.	2.2	2.6	(6.4)	9.7

EBITDA	$59.0	$54.3	$178.0	$166.4

Non-cash stock based compensation expense.	0.7	0.7	2.1	2.2

Adjusted EBITDA	$59.7	$55.0	$180.1	$168.6

For the nine months ended September 30, 2009 and September 30, 2008, the following table presents EBITDA reconciled to our net income for such periods and Adjusted EBITDA reconciled to EBITDA for such periods.
NET INCOME RECONCILIATION TO EBITDA AND ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income	$19.5	$16.3	$56.9	$46.7
Interest expense, net	16.9	19.7	53.0	62.2
Income tax expense	11.0	7.5	33.5	26.1
Depreciation and amortization	11.6	10.8	34.6	31.4

EBITDA	$59.0	$54.3	$178.0	$166.4

Non-cash stock based compensation expense	0.7	0.7	2.1	2.2

Adjusted EBITDA	$59.7	$55.0	$180.1	$168.6

SOURCE:	General Nutrition Centers, Inc.

CONTACT:	Investor Relations — (412) 288-2029

Web site:	http://www.gnc.com/